SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 15, 1999


                              AUDIO BOOK CLUB, INC.
             (Exact name of registrant as specified in its charter)


       FLORIDA                        1-13469                     65-0429858
(State or other jurisdiction        (Commission               (I.R.S. Employer
    of incorporation)               File Number)             Identification No.)


           2295 Corporate Blvd., N.W., Suite 222, Boca Raton, FL 33431
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: 561-241-1426


--------------------------------------------------------------------------------
           Former name or former address, if changed since last report

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     On its Form 8-K filed June 29, 1999,  Audio Book Club,  Inc.  ("ABC" or the
"Company") advised the Securities and Exchange Commission (the "Commission") that it would file the required financial statements related to the acquisition reported at a later date. Attached hereto are the required financial statements.

                                Table of Contents

(a) Historical financial statements of the business acquired (Audio Books Direct, a wholly-owned operation of Doubleday Direct, Inc.)

      March 31, 1999
        Balance Sheet (unaudited)
        Statement of Operations for the nine months ended  (unaudited)
        Statements of  Divisional   Deficit  for  the  period  ended (unaudited)
        Statement of Cash Flows for the nine months ended (unaudited)
        Notes to Financial Statements (unaudited)

      March 31, 1998
        Statement of Operations for the nine months ended (unaudited) Statement of Cash Flows for the nine months ended (unaudited) Notes to Financial Statements (unaudited)


      June 30, 1998 and 1997
        Independent Auditors' Report
        Balance Sheet
        Statements  of  Operations  for the years ended
        Statements of Divisional  Deficit  for the years  ended
        Statements  of Cash Flows for the years ended
        Notes to Financial Statements

(b)  Pro Forma Condensed Combined Financial Information

     Introduction

     Pro Forma Condensed Combined Balance Sheet at March 31, 1999 and related notes thereto.

     Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 1999 and related notes thereto.


     Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998 and related notes thereto.

                               AUDIO BOOKS DIRECT
              (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                              Financial Statements

                                 March 31, 1999

                                   (Unaudited)

                               AUDIO BOOKS DIRECT
              (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                                  Balance Sheet
                             (Dollars in Thousands)
                                   (Unaudited)

                                                                       March 31,
                                                                         1999
                                                                       --------
                                     ASSETS

Current assets:
      Accounts receivable, net                                         $  2,551
      Inventory, net                                                      1,787
                                                                       --------

          Total current assets                                            4,338

Royalty advances, net                                                       743
                                                                       --------

          Total assets                                                 $  5,081
                                                                       ========

                       LIABILITIES AND DIVISIONAL DEFICIT

Current liabilities:
      Accrued royalties payable                                        $    296
      Accrued promotional expenses, net                                     551
                                                                       --------

          Total current liabilities                                         847

Due to DDI and affiliates                                                16,854

Commitments

Divisional deficit                                                      (12,620)
                                                                       --------

          Total liabilities and divisional deficit                     $  5,081
                                                                       ========




See accompanying notes to financial statements.

                               AUDIO BOOKS DIRECT
              (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                            Statements of Operations
                    Nine Months Ended March 31, 1999 and 1998
                             (Dollars in Thousands)
                                   (Unaudited)


                                                         1999            1998
                                                       --------        --------

Net revenues                                           $ 11,379          10,923
Cost of revenues                                          3,537           4,115
                                                       --------        --------

          Gross profit                                    7,842           6,808

Operating expenses:
      Selling & new member promotion                      6,487           6,366
      General and administrative                          2,225           2,094
                                                       --------        --------

                                                          8,712           8,460
                                                       --------        --------

          Net loss                                     $   (870)         (1,652)
                                                       ========        ========



See accompanying notes to financial statements.

                               AUDIO BOOKS DIRECT
              (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                        Statements of Divisional Deficit
                        (Dollars in Thousands, unaudited)

                           Period Ended March 31, 1999




Balance at June 30, 1998                                               $(11,750)

     Net Loss (nine months)                                                (870)
                                                                       --------

Balance at March 31, 1999                                              $(12,620)
                                                                       ========



See accompanying notes to financial statements.

                               AUDIO BOOKS DIRECT
              (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                            Statements of Cash Flows
                    Nine Months Ended March 31, 1999 and 1998
                             (Dollars in Thousands)
                                   (Unaudited)


                                                              1999       1998
                                                             -------    -------

Cash flows from operating activities:
      Net income                                             $  (870)   $(1,652)
      Adjustments to reconcile net loss to
             net cash used in operating activities:
              Change in net accounts receivable                 (664)      (237)
              Change in net inventory                             91         55
              Change in net royalty advances                     211        101
              Change in accrued royalties payable                234        136
              Change in net accrued promotional expenses        (289)       987
                                                             -------    -------

                  Net cash used in operating activities       (1,287)      (610)

Cash flows from financing activities:
      Net advances from DDI and affiliates
                                                               1,287        610
                                                             -------    -------

                  Net cash provided by financing activities    1,287        610
                                                             -------    -------

Net change in cash                                                --         --

Cash at beginning of year                                         --         --
                                                             -------    -------

Cash at end of period                                        $    --    $    --
                                                             =======    =======




See accompanying notes to financial statements.

                               AUDIO BOOKS DIRECT
              (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

                             March 31, 1999 and 1998
                             (Dollars in Thousands)
                                   (Unaudited)



(1)  The Company and Nature of Operations

     Audio Books Direct (the "Club") is a direct marketer of audio books primarily through negative option direct mail campaigns to members located predominantly in the United States. Audio books are literary works that are narrated on audiocassette. The Club represents the audio book operations of Doubleday Direct, Inc., ("DDI", an indirect wholly-owned subsidiary of Bertelsmann AG, a privately-owned German corporation). The Club has never been operated as a separate legal entity, but rather an integral part of DDI.

     In February 1999, DDI signed a letter of intent with Audio Book Club, Inc. ("ABC") to sell substantially all of the assets of the Club to ABC for approximately $21,000, plus the assumption of all unpaid publisher royalty commitments.

(2)  Basis of Presentation

     The accompanying financial statements have been prepared on an accrual basis using accounting principles which are consistent with those employed by DDI. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These interim financial statements should be read in conjunction with the audited financial statements and notes thereto as of and for the year ended June 30, 1998. Included in the accompanying statements of operations are net revenues and costs of revenues that substantially relate directly to the Club. Selling, general and administrative expenses include those accounts that relate directly to the Club as well as allocations from DDI (see note
     7). These allocations are considered by management to be reasonable under the circumstances. However, there can be no assurances that such allocations will be indicative of future results.

     The accompanying financial statements have been prepared on a going-concern basis and do not reflect the pending sale of the Club to ABC or any purchase accounting adjustments that may be made by ABC. These financial statements are not necessarily indicative of results that would have occurred if the Club had been a separate stand-alone entity during the periods presented or of future results of the Club.

     The accompanying financial statements as of March 31, 1999, and for the nine month periods ended March 31, 1999 and 1998, are unaudited; however, in the opinion of management, such statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented.

(3)  EPS

     As the Club has never been operated as a separate legal entity, it does not have a stand-alone capital structure. Therefore, earnings per share information has not been presented.

                               AUDIO BOOKS DIRECT
              (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

                             March 31, 1999 and 1998
                             (Dollars in Thousands)
                                   (Unaudited)



(4)  Supplemental Cash Flow Information

     The Club does not maintain any cash balances. All cash transactions are handled through DDI inter-company accounts and are therefore reflected as adjustments to the amounts due to DDI. An analysis of the inter-company balance with DDI as of and for the nine month period ended March 31, 1999 is as follows:

                                                      March 31,
                                                        1999
                                                      --------

          Balance as of the beginning of the period   $ 15,567
          Net cash collections by DDI                  (10,321)
          Charges and allocations from DDI              11,608
                                                      --------

          Balance as of the end of the period         $ 16,854
                                                      ========

     The Club did not expend any amounts relative to income taxes or third party interest expense during the nine month periods ended March 31, 1999 or 1998.

5)   Accounts Receivable

     Accounts receivable as of March 31, 1999, consists of the following:

                                                 March 31,
                                                   1999
                                                  -------

          Accounts receivable, trade              $ 3,641
          Less: Allowance for sales returns          (474)
                Allowance for doubtful accounts      (616)
                                                  -------

                                                  $ 2,551
                                                  =======

                               AUDIO BOOKS DIRECT
              (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

                             March 31, 1999 and 1998
                             (Dollars in Thousands)
                                   (Unaudited)



(6)  Inventory

     Inventory as of March 31, 1999, consists of the following:

                                                             March 31,
                                                                1999
                                                              -------

          Audio books                                         $ 2,144
          Promotional and other                                   125
          Allowances                                             (482)
                                                              -------

                                                              $ 1,787
                                                              =======

(7)  Transactions with Related Parties

     DDI, as owner of the Club, is responsible for fulfillment and warehousing activities related to the Club's operations. Amounts charged to the Club for these services were approximately $773 and $699 for the nine month periods ended March 31, 1999 and 1998, respectively, of which $306 and $282, respectively, represent corporate allocations. These amounts are included in general and administrative expenses in the accompanying statements of operations.

     DDI, as owner of the Club, also provides certain administrative and support services to the Club including: personnel and related employee benefits and other overhead such as rent, utilities, finance, human resource and information technology support, and interest. Amounts charged to the Club for these services were approximately $1,613 and $1,401 for the nine month periods ended March 31, 1999 and 1998, respectively, of which $1,164 and $962, respectively, represent corporate allocations. These amounts are included in general and administrative expenses in the accompanying statements of operations.

     Certain Bertelsmann publishing affiliates received royalty payments of $136 and $27 for the nine month periods ended March 31, 1999 and 1998, respectively.

     Inventory of approximately $59 and $473 was purchased from a Bertelsmann affiliate for the nine month periods ended March 31, 1999 and 1998, respectively.

                               AUDIO BOOKS DIRECT
              (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

                             March 31, 1999 and 1998
                             (Dollars in Thousands)
                                   (Unaudited)


(8)  Commitments

     Future advance payments to publishers required under existing royalty agreements, upon the availability of the underlying titles, as of March 31, 1999, are as follows:

          Third party publisher agreement for multiple titles     $500
          Agreements for individual titles                         327
                                                                  ----

                                                                  $827
                                                                  ====

                               AUDIO BOOKS DIRECT
              (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                              Financial Statements

                             June 30, 1998 and 1997

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Board of Directors
Doubleday Direct, Inc.:

We have audited the accompanying balance sheets of Audio Books Direct (the "Club"), a wholly owned operation of Doubleday Direct, Inc., as of June 30, 1998 and 1997, and the related statements of operations, divisional deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Club's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Audio Books Direct has been operated as an integral part of Doubleday Direct, Inc., and has no separate legal existence. The basis of presentation of the accompanying financial statements is described in note 2 to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Audio Books Direct, a wholly-owned operation of Doubleday Direct, Inc., as of June 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended on the basis described in the preceding paragraph and in conformity with generally accepted accounting principles.


                                                     /s/ KPMG LLP


New York, New York
March 12, 1999

                                 AUDIO BOOKS DIRECT
                (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                                   Balance Sheets
                               (Dollars in Thousands)

                               June 30, 1998 and 1997






                                                             1998        1997
                                     Assets

Current assets:
    Accounts receivable, net                               $  1,887       1,404
    Inventory, net                                            1,878       2,276
                                                           --------    --------

            Total current assets                              3,765       3,680

Royalty advances, net                                           954         231
                                                           --------    --------

            Total assets                                      4,719       3,911
                                                           ========    ========


                       Liabilities and Divisional Deficit

Current liabilities:
    Accrued royalties payable                                    62          59
    Accrued promotional expenses, net                           840          13
                                                           --------    --------

            Total current liabilities                           902          72

Due to DDI and affiliates                                    15,567      13,332

Commitments

Divisional deficit                                          (11,750)     (9,493)
                                                           --------    --------

            Total liabilities and divisional deficit       $  4,719       3,911
                                                           ========    ========



See accompanying notes to financial statements.

                (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                              Statements of Operations
                               (Dollars in Thousands)

                         Years ended June 30, 1998 and 1997





                                                         1998            1997

Net revenues                                           $ 15,001           9,693
Cost of revenues                                          5,440           4,023
                                                       --------        --------

            Gross profit                                  9,561           5,670
                                                       --------        --------

Operating expenses:
    Selling and new member promotion                      8,971          10,126
    General and administrative                            2,847           1,878
                                                       --------        --------

                                                         11,818          12,004
                                                       --------        --------

            Net loss                                   $ (2,257)         (6,334)
                                                       ========        ========


See accompanying notes to financial statements.

                               AUDIO BOOKS DIRECT
              (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                        Statements of Divisional Deficit
                             (Dollars in Thousands)

                       Years ended June 30, 1998 and 1997





Balance at July 1, 1996                                                $ (3,159)

    Net loss                                                             (6,334)
                                                                       --------

Balance at June 30, 1997                                                 (9,493)

    Net loss                                                             (2,257)
                                                                       --------

Balance at June 30, 1998                                               $(11,750)
                                                                       ========



See accompanying notes to financial statements.

                                 AUDIO BOOKS DIRECT
                (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                              Statements of Cash Flows
                               (Dollars in Thousands)

                         Years ended June 30, 1998 and 1997





                                                               1998       1997

Cash flows from operating activities:
    Net loss                                                 $(2,257)    (6,334)
    Adjustments to reconcile net loss to
       net cash used in operating activities:
          Change in net accounts receivable                     (483)      (841)
          Change in net inventory                                398       (610)
          Change in royalty advances                            (723)      (191)
          Change in accrued royalties payable                      3         42
          Change in net accrued promotional expenses             827       (372)
                                                             -------    -------

                 Net cash used in operating activities        (2,235)    (8,306)
                                                             -------    -------

Cash flows from financing activities:
    Net advances from DDI and affiliates                       2,235      8,306
                                                             -------    -------

                 Net cash provided by financing activities     2,235      8,306
                                                             -------    -------

Net change in cash                                                --         --

Cash at beginning of year                                         --         --
                                                             -------    -------
Cash at end of year
                                                             $    --         --
                                                             =======    =======


See accompanying notes to financial statements.

                               AUDIO BOOKS DIRECT
              (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

                             June 30, 1998 and 1997
                             (Dollars in Thousands)



(1)  The Company and Nature of Operations

     Audio Books Direct (the "Club") is a direct marketer of audio books primarily through negative option direct mail campaigns to members located predominately in the United States. Audio books are literary works that are narrated on audiocassette. The Club represents the audio book operations of Doubleday Direct, Inc., ("DDI", an indirect wholly-owned subsidiary of Bertelsmann AG, a privately-owned German corporation). The Club has never been operated as a separate legal entity, but rather an integral part of DDI.

     In February 1999, DDI signed a letter of intent with Audio Book Club, Inc. ("ABC") to sell substantially all of the assets of the Club to ABC for approximately $21,000, plus the assumption of all unpaid publisher royalty commitments.


(2)  Significant Accounting Policies

     Basis of Presentation

     The accompanying financial statements have been prepared in accordance with generally accepted accounting principles which are consistent with those employed by DDI. Included in the accompanying statements of operations are net revenues and costs of revenues that substantially relate directly to the Club. Selling, general and administrative expenses include those accounts that relate directly to the Club as well as allocations from DDI (see note 6). These allocations are considered by management to be reasonable under the circumstances. However, there can be no assurances that such allocations will be indicative of future results.

     The accompanying financial statements have been prepared on a going-concern basis and do not reflect the pending sale of the Club to ABC or any purchase accounting adjustments that may be made by ABC. These financial statements are not necessarily indicative of results that would have occurred if the Club had been a separate stand-alone entity during the periods presented or of future results of the Club.

     Supplemental Cash Flow Information

     The Club does not maintain any cash balances. All cash transactions are handled through DDI inter-company accounts and are therefore reflected as adjustments to the amounts due to DDI. An analysis of the inter-company balance with DDI as of and for the years ended June 30, 1998 and 1997, is as follows:

                               AUDIO BOOKS DIRECT
              (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

                             June 30, 1998 and 1997
                             (Dollars in Thousands)


                                                      1998        1997
                                                    --------    --------

          Balance as of the beginning of the year   $ 13,332    $  5,027
          Net cash collections by DDI                (13,694)    (10,109)
          Charges and allocations from DDI            15,929      18,414
                                                    --------    --------

          Balance as of the end of the year         $ 15,567      13,332
                                                    ========    ========


     The Club did not expend any amounts relative to income taxes or third party interest expense during the years ended June 30, 1998 or 1997.

     Revenue Recognition

     Current member sales, including shipping and handling charges, are recorded and club members are billed upon shipment of merchandise. Net sales represent sales less actual returns and allowances (i.e., claims) for the period and an estimated provision for future returns and allowances on sales made during the period. The provision for future returns is based upon historical experience and an evaluation of current trends. A provision for estimated bad debts is also recognized based upon historical experience and an evaluation of current trends at the time of sale and is included in general and administrative expenses.

     Cost of Sales

     The Club charges inventory, shipping and postage and all royalty expenses for current members to cost of sales.

     Inventory

     Inventory, consisting primarily of pre-recorded audio books held for resale, is valued at the lower of cost (weighted average first-in-first-out method) or market.

     Promotional Expenses

     The Club expenses the capitalized production costs of advertising the first time the advertising takes place or when the advertising is initially mailed. Direct-response advertising consists primarily of direct mailings to both prospective and current members that include order forms for the Club's products, and to a lesser extent print advertisements to prospective members. Promotional costs for prospective and current members are expensed on the date the promotional materials are mailed. Accrued promotional expenses represent amounts due for promotional campaigns which have not yet been paid. Such amounts are paid by DDI.

                               AUDIO BOOKS DIRECT
              (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

                             June 30, 1998 and 1997
                             (Dollars in Thousands)


     Royalties

     The Club is liable for royalties to licensors based upon revenue earned from the respective licensed product. Advances made for the right to distribute audio book products are recorded as advances and expensed as the related sales are made. An allowance is established for advances not considered recoverable based upon projected sales. Such allowance was approximately $480 and $316 as of June 30, 1998 and 1997, respectively.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Income Taxes

     The Club is not subject to income taxes directly. However the accompanying financial statements reflect the accounting for income taxes as if the Club were to have been a separate tax filer in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If the Club were to have been a separate tax filer hypothetical deferred tax assets, primarily representing the tax effected net operating loss carryforwards in various jurisdictions, amounted to approximately $3,000 at June 30, 1998. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during future periods. Management has determined that a valuation allowance for the entire amount is necessary.

     Fair Value of Financial Instruments

     In estimating the fair value for financial instruments, the Club has assumed that the carrying amount of accounts receivable and royalties payable approximates fair value because of the short maturity of those instruments. It is not practical to estimate the fair market value of the amount due to DDI and affiliates due to the related party nature of the underlying transactions.

                               AUDIO BOOKS DIRECT
              (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

                             June 30, 1998 and 1997
                             (Dollars in Thousands)


     Recent Accounting Pronouncements

     Statement of Financial Accounting Standards ("SFAS") No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders, which is not currently required. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Adoption of this statement will not impact the Club's financial position, results of operations, or cash flows, and any effect will be limited to the form and content of its disclosure. This statement is effective for fiscal years beginning after December 15, 1997.


(3)  Liquidity

     The Club is dependent on DDI to fund working capital and operational cash requirements. If the Club was operated as a stand-alone entity, it would require alternative sources of financing. DDI has committed to provide continued funding through June of 1999 if the Club remains as a wholly-owned operation.


(4)  Accounts Receivable

     Accounts receivable as of June 30, 1998 and 1997, consists of the following:

                                                    1998       1997
                                                  -------    -------

          Accounts receivable, trade              $ 2,799      2,391
          Less: Allowance for sales returns          (418)      (377)
                Allowance for doubtful accounts      (494)      (610)
                                                  -------    -------

                                                  $ 1,887      1,404
                                                  =======    =======

                               AUDIO BOOKS DIRECT
              (A Wholly-Owned Operation of Doubleday Direct, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

                             June 30, 1998 and 1997
                             (Dollars in Thousands)


(5)  Inventory

     Inventory as of June 30, 1998 and 1997, consists of the following:

                                                  1998          1997
                                                -------       -------

          Audio books                           $ 2,215         2,408
          Promotional and other                     187            99
          Allowances                               (524)         (231)
                                                -------       -------

                                                $ 1,878         2,276
                                                =======       =======

(6)  Transactions with Related Parties

     DDI, as owner of the Club, is responsible for fulfillment and warehousing activities related to the Club's operations. Amounts allocated to the Club for these services were approximately $960 and $734 for the years ended June 30, 1998 and 1997, respectively and are included in general and administrative expenses in the accompanying statements of operations.

     DDI, as owner of the Club, also provides certain administrative and support services to the Club including: personnel and related employee benefits and other overhead such as rent, utilities, finance, human resource and information technology support, and interest. Amounts allocated to the Club for these services were approximately $1,942 and $1,137 for the years ended June 30, 1998 and 1997, respectively and are included in general and administrative expenses in the accompanying statements of operations.

     Certain Bertelsmann publishing affiliates received royalty payments of $143 and $218 for the years ended June 30, 1998 and 1997.

     Inventory of approximately $526 and $802 for the years ended June 30, 1998 and 1997 was purchased from a Bertelsmann affiliate.

(7)  Commitments

     Future advance payments to publishers required under existing royalty agreements, upon the availability of the underlying titles, as of June 30, 1998 are as follows:

          Affiliated publisher agreement for multiple titles      $125
          Third party publisher agreement for multiple titles      500
          Agreements for individual titles                         289
                                                                  ----

                                                                  $914
                                                                  ====

                Pro Forma Condensed Combined Financial Statements
                                  Introduction
                                   (Unaudited)

The unaudited pro forma condensed combined financial information presented herein gives effect to the purchase of Audio Books Direct ("ABD"), a wholly-owned operation of Doubleday Direct, Inc., on June 15, 1999. Additionally, the statement of operations for the year ended December 31, 1998 gives effect to the following transactions:

     (1) The acquisition of Radio Spirits, Inc. ("RSI") on December 14, 1998 and certain assets of an affiliated company, Buffalo Productions, Inc. ("BPI") and a 50% interest in a joint venture owned by the principal of Radio Spirits (the "JV").

     (2) The acquisition of substantially all of the assets used by Metacom, Inc. in connection with its Adventures in Cassettes ("AIC") business on December 14, 1998.

     (3) The acquisition of substantially all of the assets used by Premier Electronic Laboratories, Inc. ("Premier") in connection with its business of licensing, producing, marketing, and selling classic videos and radio programs on December 14, 1998

     (4) The acquisition of substantially all of the assets used in the audio book club division of the Columbia House Company ("CH") on December 31, 1998.

The unaudited pro forma condensed combined balance sheet data at March 31, 1999 combines the historical condensed consolidated balance sheet of ABC and its subsidiaries as of March 31, 1999, which includes the effect of the acquisitions discussed in (1), (2), (3) and (4) above, and ABD's balance sheet as of March 31, 1999. The pro forma adjustments to the balance sheet assume that the acquisition of ABD was consummated at the end of the period being presented.

The unaudited condensed combined pro forma statement of operations data being presented for the three months ended March 31, 1999 combines the historical condensed consolidated statements of operations of ABC and its subsidiaries, which includes the effect of the acquisitions discussed in (1), (2), (3) and (4) above for the entire three month period and ABD's statement of operations for the three months ended March 31, 1999. The pro forma adjustments to the condensed combined pro forma statement of operations assume that the acquisition of ABD was consummated on January 1, 1999.

The unaudited condensed combined pro forma statement of operations data being presented for the year ended December 31, 1998 gives effect to the above transactions assuming the transactions occurred January 1, 1998 and includes the results of operations for ABC for the year ended December 31, 1998, which includes the results of operations for the acquisitions discussed in (1), (2) and (3) above from the closing date of the respective acquisitions; RSI for the period from January 1, 1998 through December 14, 1998, AIC for the twelve months ended October 31, 1998, Premier for the twelve months ended October 31, 1998, CH for the year ended December 31, 1998 and ABD for the twelve months ended March 31, 1999. The pro forma adjustments to the unaudited condensed combined statement of operations give effect to events which are directly attributable to the transactions, factually supportable and expected to have a continuing impact.

ABC expects to achieve certain increases in net revenues and reductions in costs subsequent to the various transactions described above as a result of, among other factors, increased membership, increased volume discounts, increased buying power and the elimination of duplicative ownership efforts. To comply with the Commission's pro forma reporting rules, only adjustments that are directly attributable to the transactions and are factually supportable have been made.

The unaudited pro forma condensed combined financial statements are intended for information purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the acquisitions taken place as of the date or for the periods presented.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the financial statements, including the accompanying notes, of ABD which are attached, and of ABC included in the Company's quarterly report on Form 10-QSB for the three months ended March 31, 1999 and the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1998.

                   Pro Forma Condensed Combined Balance Sheet
                                 March 31, 1999
                             (Dollars in Thousands)
                                   (Unaudited)

                                                                      Pro Forma Adjustments
                                                                 --------------------------------
                                                                         Notes            Notes
                                             ABC      ABD         Debit    (1)    Credit   (1)        Pro Forma
                                          -------------------    --------------------------------   -------------
Assets
Current assets:
Cash and short-term investments              $1,517               $8,250   (2)       $258  (2)              $926
                                                                                      318  (3)
                                                                                    8,265  (4)
Accounts receivable, net                      5,651    2,551                        2,551  (5)             5,651
Inventory, net                                5,339    1,787                        1,787  (5)             5,339
Other current assets                          3,340                                   126  (2)             3,191
                                                                                       23  (8)
                                          -------------------                                        ------------

     Total current assets                    15,847    4,338                                              15,107

Fixed assets, net                             1,257                                                        1,257
Other intangibles, net                       10,472                                                       10,472
Goodwill, net                                35,610               18,182   (6)                            53,792
Other non-current assets                      2,435      743         318   (3)                             3,855
                                                                     359   (7)

                                          -------------------                                        ------------
                                            $65,621   $5,081                                             $84,483
                                          ===================                                        ============

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses        $6,379     $847        $847   (5)       $287  (8)            $6,666
Current portion of long-term debt             1,000                                                        1,000
                                          -------------------                                        ------------
     Total current liabilities                7,379      847                                               7,666
                                          -------------------                                        ------------
Long-term debt/Due to Parent                 42,750   16,854      16,854   (5)     10,350  (9)            53,100
                                          -------------------                                        ------------

Common stock subject to contingent put        8,284                                                        8,284
Common stock                                 28,960                                 7,866  (2)            37,185
                                                                                      359  (7)
Contributed capital                           2,372                                                        2,372
Accumulated deficit                         (24,124) (12,620)                      12,620  (10)          (24,124)
                                          -------------------                                        ------------
     Total common stockholders' equity        7,208  (12,620)                                             15,433
                                          -------------------                                        ------------
                                            $65,621   $5,081                                             $84,483
                                          ===================                                        ============

See notes to Pro Forma Condensed Combined Balance Sheet

               NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1999
                                   (Unaudited)


(1)  Reflects the acquisition by ABC at the end of the period being presented.

(2) Reflects proceeds, related costs and issuance of common stock from the direct sale of 750,000 shares of the Company's common stock to a "qualified institutional buyer" as such term is defined in Rule 144A of the Securities Act of 1933.

(3) Represents cash financing costs associated with the debt incurred in the acquisition.

(4)  Represents cash disbursed by ABC in the acquisition.

(5) Reflects the reduction of assets not acquired and liabilities not assumed in the acquisition.

(6) Records the preliminary allocation of the excess of the purchase price over the net assets acquired to goodwill.

(7) Reflects non-cash financing costs associated with the debt incurred in the acquisition.

(8) Reflects estimated professional fees incurred in connection with the acquisition.

(9)  Reflects debt incurred by ABC in the acquisition.

(10) Reflects the elimination of ABD retained earnings deficit.

              Pro Forma Condensed Combined Statement of Operations
                    For the three months ended March 31, 1999
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                                                      Pro Forma
                                                        ABC           ABD              Adjustments     Pro Forma
                                                   -----------------------------   ----------------    ---------------
Sales                                                    $12,827         $5,306                               $18,133
Returns, discounts and allowances                          2,898          1,538                                 4,436
                                                   -----------------------------                       ---------------
     Sales, net                                            9,929          3,768                                13,697
Cost of sales                                              4,626          1,153                                 5,779
                                                   -----------------------------                       ---------------
     Gross profit                                          5,303          2,615                                 7,918
Expenses:
   Advertising and promotion                               1,486          3,279                                 4,765
   General and administrative                              2,015            712                                 2,727
   Depreciation and amortization                           1,414                            227 (1)             1,641
                                                   -----------------------------                       ---------------
     Operating income (loss)                                 388         (1,376)                               (1,215)
   Interest (expense) income, net                         (1,053)                          (278)(2)            (1,331)
                                                   -----------------------------                       ---------------
     Net loss                                              ($665)       ($1,376)                              ($2,546)
                                                   =============================                       ===============
Net loss per share of common stock
      (basic and diluted)                                 ($0.09)                                              ($0.36)
                                                   ==============                                      ===============

Weighted Average number of common
  shares outstanding (in thousands)                        7,079                                                7,079
                                                   ==============                                      ===============

See notes to Pro Forma Condensed Combined Statement of operations.

          NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999
                                   (Unaudited)




(1)  Represents amortization of goodwill over a 20-year life.

(2) Represents interest expense and amortization of deferred financing fees in connection with additional debt incurred in the Acquisition.

              Pro Forma Condensed Combined Statement of Operations
                      For the year ended December 31, 1998
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                           Radio                                    Pro Forma
                                                 ABC      Group(a)     CH     Combined      ABD       Adj.      Notes   Combined
                                               ------------------------------------------------------------------------------------
Sales                                           $22,242     $12,772  $17,244     $52,258   $21,886                         $74,144
Returns, discounts and allowances                 7,348         228    2,857      10,433     6,430                          16,863
                                               ----------------------------------------------------                    ------------
     Sales, net                                  14,894      12,544   14,387      41,825    15,456                          57,281
Cost of sales                                     9,452       5,505    6,118      21,075     4,861                          25,936
                                               ----------------------------------------------------                    ------------
     Gross profit                                 5,442       7,039    8,269      20,750    10,595                          31,345
Expenses:
   Advertising and promotion                      8,910       1,552    8,857      19,319     9,094                          28,413
   General and administrative                     3,673       4,153    1,307       9,133     2,978        (161)  (1)        11,950
   Depreciation and amortization                     24         183                  207                 5,986   (2)         6,193
                                               ----------------------------------------------------------------        ------------
     Operating income (loss)                     (7,165)      1,151   (1,895)     (7,909)   (1,477)     (5,825)            (15,211)
   Interest (expense) income, net                   180        (115)                  65                (5,220)  (3)        (5,155)
                                               ----------------------------------------------------------------        ------------
     Income (loss) before provision for
       income taxes                              (6,985)      1,036   (1,895)     (7,844)   (1,477)    (11,045)            (20,366)
   Provision for income taxes                                   279                  279                                       279
                                               ----------------------------------------------------------------        ------------
     Net income                                 ($6,985)       $757  ($1,895)    ($8,123)  ($1,477)   ($11,045)           ($20,645)
                                               ================================================================        ============
Net loss per share of common stock
      (basic and diluted)                        ($1.13)                                                                    ($2.88)
                                               =========                                                               ============

Weighted Average number of common
  shares outstanding (in thousands)               6,154                                                    925               7,079
                                               =========                                           ============        ============


See notes to Pro Forma Condensed Combined Statement of operations.

(a)  Includes the results of operations of RSI, AIC, and Premier for the periods
     specified  in  the  Pro  Forma  Condensed  Combined  Financial   Statements
     Introduction.

          NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                   (Unaudited)

(1) Represents a reduction in officer's salary and rent based on executed agreements pursuant to the transactions.

(2) Represents amortization of goodwill and identifiable intangible assets in connection with the transactions based on their estimated useful life follows:

         Goodwill                                     20 years
         Customer Lists                                3 years
         Covenant not to compete                       5 years
         Mailing Agreements                            7 years

(3) Represents interest expense and amortization of deferred financing fees associated with the transactions.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


  Date: July 20, 1999


                                               Audio Book Club, Inc.

                                               /s/ John F. Levy
                                               ----------------------------
                                               Executive Vice President and
                                               Chief Financial Officer

                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Doubleday Direct, Inc.:

We consent to the incorporation by reference in the registration statement (No. 33-74413) on Form S-3 of Audio Book Club, Inc. of our report dated March 12, 1999, with respect to the balance sheets of Audio Books Direct, a wholly-owned operation of Doubleday Direct, Inc. (the "Club"), as of June 30, 1998 and 1997, and the related statements of operations, divisional deficit, and cash flows for the years then ended, which report appears in the Form 8-K/A of Audio Book Club, Inc. dated July 20, 1999. Our report includes an explanatory paragraph stating that the Club has been operated as an integral part of Doubleday Direct, Inc. and has no separate legal existence.




                                             /s/ KPMG LLP


New York, New York
July 20, 1999